                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Wilmar Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            WILMAR INDUSTRIES, INC.
                               303 Harper Drive
                         Moorestown, New Jersey 08057


                                              April 26, 1999


N O T I C E   O F   A N N U A L   M E E T I N G   O F   S H A R E H O L D E R S
--------------------------------------------------------------------------------

Wilmar Industries, Inc. will hold its Annual Meeting of Shareholders on:

                                 May 27, 1999
                             8:30 a.m., local time
                         The DoubleTree Guest Suites,
                             515 Fellowship Road,
                        Mount Laurel, New Jersey 08054.

We are holding the annual meeting for the following purposes:

     1)   to elect two directors;

     2) to consider a proposal to increase the number of shares that we may grant under the Amended and Restated 1995 Stock Option Plan; and

     3) to transact any other business appropriately brought before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITS NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES THAT WE MAY BE GRANT UNDER THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN. PLEASE READ THE ATTACHED PROXY STATEMENT FOR FURTHER INFORMATION.

If you own shares of our common stock at the close of business on March 29, 1999, you will be entitled to vote at the annual meeting.

The approximate date of mailing for this proxy statement is April 26, 1999.

Sincerely yours,


Fred B. Gross
Secretary


================================================================================
--------------------------------------------------------------------------------
              WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE
                  ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO
                          THAT WE CAN HAVE YOUR VOTE
                            AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------
================================================================================

                        T A B L E  O F  C O N T E N T S
--------------------------------------------------------------------------------


                                                                            PAGE

General Information..........................................................  1

Proposal 1:  Election of Directors...........................................  3

     Information about the Board of Directors................................  4

Proposal 2:  Amendment to the Amended and Restated 1995 Stock Option  Plan...  6

Stock Ownership..............................................................  9

Executive Officers........................................................... 11

Executive Officers Compensation.............................................. 12

Joint Report of the Compensation Committee and the Stock Option Committee.... 15

Performance Graph............................................................ 17

Other Information............................................................ 18

     Certain Relationships and Certain Transactions.......................... 18

     Compensation Committee Interlocks and Insider Participation............. 18

     Compliance under Section 16(a) of the Securities Exchange Act of 1934... 18

     Expenses of Solicitation................................................ 18

     Accountants............................................................. 19

     Proposals for Next Year's Meeting....................................... 19


                            WILMAR INDUSTRIES, INC.
                               303 HARPER DRIVE
                         MOORESTOWN, NEW JERSEY 08057


                     G E N E R A L   I N F O R M A T I O N
--------------------------------------------------------------------------------

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

Two matters will be voted on at the annual meeting:

     1)   the election of two directors; and

     2) a proposal to increase the number of shares that may be granted under the Amended and Restated 1995 Stock Option Plan (the "Stock Option Plan").

WHAT ARE THE BOARD'S RECOMMENDATIONS?

Your board of directors recommends that you vote for its two nominees for election to the board and the proposal to increase the number of shares that may be granted under the Stock Option Plan. Information concerning the board's nominees and the plan is contained in this Proxy Statement.

WILL OTHER MATTERS BE BROUGHT BEFORE THE ANNUAL MEETING?

The Board of Directors does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly come before the meeting, the persons named as proxies on the enclosed proxy card intend to vote upon such matters as they deem appropriate.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Shareholders as of the close of business on March 29, 1999 are entitled to vote at the Annual Meeting. As of that date, there were 13,294,760 shares of common stock eligible to vote. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

To vote, you should sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the Board's nominees for election to the Board and FOR the proposal to approve the amendment to the Stock Option Plan.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes.  You have the right to revoke your proxy at any time before the meeting by:

     (1) notifying Wilmar's Secretary at the address listed above,
     (2) returning a later-dated proxy card, or
     (3) voting in person at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

There must be a quorum for action to be taken at the Annual Meeting. A "quorum" is holders of a majority of the outstanding shares of common stock and the holders may be present in person or by proxy. If you submit a properly executed proxy card, then you will be considered part of the quorum even if you withhold your vote in the election of directors and abstain from voting on other proposals; in addition, "broker non-votes" are counted as present for establishing a quorum. However, abstentions and broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others, often because the broker does not have the authority to do so. Generally, brokers are authorized to vote your shares for a company's nominees for directors, but cannot vote on matters such as approving the adoption or amendment of a stock option.

WHO CAN ATTEND THE ANNUAL MEETING?

Any shareholder of record as of March 29, 1999 can attend the Annual Meeting.

                       P R O P O S A L   N U M B E R   1
--------------------------------------------------------------------------------
                   E L E C T I O N   O F   D I R E C T O R S


The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years and consists of:


    CLASS I      William S. Green   Term expires at the 2000 Annual Meeting

    CLASS II     Fred B. Gross      Term expires at the 2001 Annual Meeting
                 Martin E. Hanaka

    CLASS III    Ernest K. Jacquet  Term Expires at the 1999 Annual Meeting
                 Donald M. Wilson

The Board has nominated Messrs. Jacquet and Wilson for re-election as members of the Board. Each director elected at the Annual Meeting will serve until the 2002 Annual Meeting and until his successor is elected and qualified.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.  WILMAR
                                          ---
SHAREHOLDERS WILL ELECT DIRECTORS BY A PLURALITY OF THE VOTES CAST.

We have provided below information on each of the nominees and each of the directors who are continuing in office.


                        DIRECTORS STANDING FOR ELECTION

CLASS III DIRECTORS

ERNEST K. JACQUET       Mr. Jacquet, age 52, has been a director of Wilmar since
                        March 1995. Since June 1998, he has served as managing director of Partheon Capital, a venture partnership.
                        From April 1990 through May 1998, he served as a general partner of Summit Partners, a venture partnership. Mr.
                        Jacquet also serves as a director of CIDCO Incorporated, which designs, develops and markets subscriber telephone equipment.

DONALD M. WILSON        Mr. Wilson, age 58, has been a director of Wilmar since
                        July 1996. Mr. Wilson was employed by Viking Office
                        Products from December 1979 until his retirement in December 1995, most recently serving as its Vice
                        President-Operations.

                        DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTORS

WILLIAM S. GREEN        Mr. Green, age 40, co-founded Wilmar in 1978 with his
                        father and has served as its Chairman, President and Chief Executive Officer since 1986.

CLASS II DIRECTORS

FRED B. GROSS           Mr. Gross, age 61, has served as Wilmar's Vice President
                        and Secretary since March 1994 and as Vice President-
                        Corporate Development since November 1995. He has served as a director since July 1995. From 1989 until February
                        1994, Mr. Gross was Regional Vice President of Angelo
                        Brothers Company, a supplier of electrical products, while also maintaining a private law practice. Before attending law school, Mr. Gross worked for 22 years in the plumbing supply industry.

MARTIN E. HANAKA        Mr. Hanaka, age 49, has been a director since December
                        1996. Since September 1998, he has served as Chief
                        Executive Officer of The Sports Authority, Inc. From
                        October 1997 through August 1998, he served as Vice
                        Chairman of The Sports Authority, Inc. From August 1994 through October 1997, Mr. Hanaka was President and Chief
                        Operating Officer of Staples, Inc. From October 1992 until August 1994, he held the positions of President and Chief Executive Officer of Lechmere, Inc., and earlier as Executive President-Marketing. Prior to joining Lechmere, Inc., Mr. Hanaka was with Sears
                        Roebuck and Co. where, commencing in 1990, he served in various capacities, including Vice President-Brand
                        Central.


                   INFORMATION ABOUT THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1998?

The Board of Directors met four times in the last fiscal year and acted by written consent two times in the last fiscal year. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

The Board of Directors currently has three standing committees:

AUDIT COMMITTEE         The Audit Committee has the authority to recommend the
                        appointment of our independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting-related matters.
                        The Audit Committee consists of Messrs. Jacquet and
                        Wilson.

COMPENSATION COMMITTEE  The Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for Wilmar's officers. In addition, the Compensation Committee has the authority to approve employee health and benefit plans. The Compensation Committee consists of Messrs. Green, Jacquet and Wilson.

STOCK OPTION COMMITTEE  The Stock Option Committee administers the Stock Option
                        Plan. The Stock Option Committee consists of Messrs. Jacquet and Wilson.



HOW ARE MEMBERS OF THE BOARD COMPENSATED?

Independent directors are paid directors' fees of $1,500 for each Board meeting they attend. In addition, directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board and of committee on which they serve. Directors are also eligible to participate in the 1996 Director Stock Option Plan. On May 7, 1998, Mr. Hanaka and Mr. Wilson were each granted options to purchase 2,500 shares; Mr. Jacquet was granted options to purchase 10,000 shares. All granted options are exercisable at $ 22.625 per share.

                              P R O P O S A L  2
--------------------------------------------------------------------------------
  A M E N D M E N T   T O   T H E   A M E N D E D   A N D    R E S T A T E D
                  1 9 9 5   S T O C K   O P T I O N   P L A N

The Board of Directors has adopted, subject to shareholder approval, an amendment to Stock Option Plan which would increase the numbers of shares that we may grant under the Stock Option Plan. We have described below the Board's rationale in seeking an increase in the number of shares that may be granted under the Stock Option Plan, as well as the key features of the Stock Option Plan.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO STOCK OPTION PLAN. YOUR BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO
                                                             ---
APPROVE THE INCREASE IN THE NUMBER OF SHARES THAT MAY BE GRANTED UNDER THE STOCK OPTION PLAN.


                      AMENDMENT TO THE STOCK OPTION PLAN

WHY IS THE BOARD RECOMMENDING AN INCREASE IN THE NUMBER OF SHARES THAT MAY BE GRANTED UNDER THE STOCK OPTION PLAN?

The Stock Option Plan currently provides for the issuance of up to 800,000 shares; options to purchase 789,588 have been granted through December 25, 1998. In order for the Stock Option Plan to continue to be used to encourage officers and other key employees to contribute materially to our growth, thereby benefitting Wilmar's shareholders and aligning the economic interests of the participants with those of our shareholders, the Stock Option Committee needs the ability to be able to grant additional options to Wilmar's officers and key employees. Accordingly, the Board of Directors recommends that an additional 800,000 shares of common stock be reserved for issuance pursuant to the Stock Option Plan.

                       SUMMARY OF THE STOCK OPTION PLAN

WHAT IS THE STOCK OPTION PLAN'S PURPOSE?

The purpose of the Stock Option Plan is to provide Wilmar's officers (including officers who are directors) and other key employees with the opportunity to receive stock options. We believe that the Stock Option Plan will encourage the participants to contribute materially to our growth, thereby benefitting Wilmar's shareholders, and will align the economic interests of the participants with those of the shareholders.

HOW MANY SHARES MAY BE GRANTED UNDER THE STOCK OPTION PLAN?

The Stock Option Plan currently provides for the issuance of up to 800,000 shares; options to purchase 789,588 have been granted through December 25, 1998. If options terminate, expire or lapse unexercised, the shares attributable to such grants may again be subject to grants under the Stock Option Plan. The Stock Option Plan provides that no more than 150,000 shares may be granted to any individual.

HOW IS THE STOCK OPTION PLAN ADMINISTERED?

The Stock Option Plan is administered by the Stock Option Committee of the Board of which consists of Messrs. Jacquet and Wilson. The Stock Option Committee has full power and authority to administer and interpret the Stock Option Plan.

The Stock Option Committee selects the officers and key employees to receive grants and determines, among other things, the number of shares of common stock that will be subject to each grant, the grant and expiration dates of each grant and the vesting schedule. As of the date of the mailing of this proxy statement, there are approximately fifty-one officers and key employees eligible to receive grants under the Stock Option Plan.

WHAT KIND OF OPTIONS CAN BE GRANTED?  WHAT LIMITATIONS APPLY TO THE GRANTS?

The Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options. Incentive stock options are stock options that meet certain conditions of Section 422 of the Internal Revenue Code of 1986, as amended. Incentive stock options provide certain benefits to option holders who meet the Internal Revenue Code's holding period requirements. Non-qualified stock options are options not intended to so qualify.

The Stock Option Committee will establish the terms of the grants, including vesting and exercise periods. The purchase price of stock subject to an option may be equal to, greater than or less than the fair market value of a share of common stock on the date of grant, provided that (I) the option price of an incentive stock option may not be less than the fair market value of a share of common stock on the date of grant and (ii) an incentive stock option that is granted to a holder of more than 10% of the combined voting power of all our stock must have an option price of not less than 110% of the fair market value of the common stock on the date of grant. If the aggregate market value of our stock underlying all incentive stock options granted to any participant which are exercisable for the first time in any calendar year exceeds $100,000, then any incentive stock option granted under the Stock Option Plan which becomes exercisable in such year will be treated as a non-qualified stock option.

The Stock Option Committee determines the term of each option, which may not exceed ten years from the date of grant. However, an incentive stock option granted to a holder of more than 10% of the combined voting power of all of our stock may not have a term longer than five years from the date of grant. The grantee may pay the option price (I) in cash, (ii) with the consent of the Stock Option Committee, by tendering shares of common stock owned by the grantee, or
(iii) with approval of the Stock Option Committee, by the proceeds of a promissory note payable by the grantee to Wilmar, subject to certain restrictions. Options may be exercised while the grantee is an employee or within a specified time after termination of employment, depending on the circumstances of the termination of their employment or service.

DOES THE STOCK OPTION PLAN PROVIDE FOR ANTI-DILUTION ADJUSTMENTS?

Yes, in the event of certain changes in our stock (such as stock splits, stock dividends and recapitalization), the Stock Option Committee will proportionately adjust the number of shares of common stock available for options, the number of shares covered by outstanding options and the price per share for shares covered by the stock option.

DOES THE STOCK OPTION PLAN IMPOSE RESTRICTIONS ON THE TRANSFER OF OPTIONS OR STOCK?

Yes. The options are not transferable except upon the death of the grantee, or if permitted by the Stock Option Committee and Rule 16b-3 of the Exchange of 1934, pursuant to a qualified domestic relations order, as defined under ERISA.

WHEN WILL THE STOCK OPTION PLAN TERMINATE?  HOW IS THE STOCK OPTION PLAN
AMENDED?

The Stock Option Plan provides that it will terminate ten years from its effective date. The Board may amend or terminate the Stock Option Plan, however, shareholder approval is required if such amendment materially increases the participants' benefits or the number of shares available under the Stock Option Plan, or modifies the requirements as to eligibility. The Board cannot amend the Stock Option Plan if such amendment would cause the Stock Option Plan or any option to fail to comply with Rule 16b-3 of the Exchange Act of 1934 or would cause the Stock Option Plan, option or exercise of an incentive stock option to fail to comply with the requirements of section 422 of the Internal Revenue Code.

                 FEDERAL INCOME TAX TREATMENT OF STOCK OPTIONS

The following discussion is based on the Internal Revenue Code as presently in effect and does not purport to be a complete description of federal income tax aspects of grants under the Stock Option Plan.

Under the Internal Revenue Code, as currently in effect, an officer or employee receiving non-qualified stock options under the Stock Option Plan will not recognize income when the options are granted. The grantee will recognize ordinary income upon the exercise of a non-qualified stock option to the extent that the fair market value of the shares at the time of exercise exceeds the option price. Wilmar is generally entitled to a corresponding deduction for federal income tax purposes at the time of exercise.

Incentive stock options may only be granted to employees. An employee generally will not recognize federal taxable income upon the grant or exercise of an incentive stock option. An employee who disposes of the shares acquired upon exercise of an incentive stock option after two years from the date the incentive stock option was granted and one year from the date such shares were transferred to him or her upon exercise of the incentive stock option will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the option price. As a general rule, if an employee disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be capital gain. The tax rate of capital gain depends on the length of time the employee held the shares prior to the disposition. Wilmar generally will not be entitled to a tax deduction by reason of an exercise of an incentive stock option, unless a disqualifying disposition occurs.

Under Section 162(m) of the Internal Revenue Code, Wilmar may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any year. Total remuneration generally includes amounts received upon the exercise of options and amounts taxable upon the grant or vesting of stock awards. An exception exists for performance-based compensation that meets certain requirements. Options under the Stock Option Plan are intended to qualify for treatment as performance-based compensation, but stock awards will not qualify for such treatment.

As of March 29, 1999, the last reported sales price of the common stock as reported on the Nasdaq National Market was $ 15.125 per share.

                        S T O C K    O W N E R S H I P
--------------------------------------------------------------------------------

HOW MUCH STOCK DO WILMAR'S DIRECTORS AND EXECUTIVE OFFICERS OWN?
WHO ARE THE LARGEST OWNERS OF WILMAR'S STOCK?

The following table shows how much stock the executive officers, directors and holders of more than 5% of outstanding common stock beneficially owned as of March 29, 1999. In general a person is considered to "beneficially own" shares if the person has the power to vote or transfer the shares for the purposes of this table, a person is also considered to beneficially own shares that may be issued upon exercise of stock options that are exercisable currently or within 60 days. Each shareholder listed below has the sole power to vote or transfer shares listed to the shareholder's name, unless otherwise noted.


----------------------------------------------------------------------------------------
                                                    BENEFICIAL OWNERSHIP
                                                    AS OF MARCH 29, 1999
                                   -----------------------------------------------------
                                                       CURRENTLY
               NAME                 COMMON STOCK  EXERCISABLE OPTIONS  PERCENTAGE /(1)/
----------------------------------------------------------------------------------------
William S. Green /(2)/                 2,013,536               20,000             15.30%
----------------------------------------------------------------------------------------
RCM Capital Management LLC /(3)/       1,960,300                   --             14.74%
----------------------------------------------------------------------------------------
The Kaufman Fund /(4)/                   900,000                   --              6.77%
----------------------------------------------------------------------------------------
E.M. Warburg, Pincus & Co. /(5)/         688,730                   --              5.18%
----------------------------------------------------------------------------------------
The TCW Group, Inc. /(6)/                681,000                   --              5.12%
----------------------------------------------------------------------------------------
Michael J. Grebe                               -                    -                *
----------------------------------------------------------------------------------------
Fred B. Gross/ (7)/                       43,009               70,345                *
----------------------------------------------------------------------------------------
Martin E. Hanaka                               -               12,500                *
----------------------------------------------------------------------------------------
Ernest K. Jacquet                              -               10,000                *
----------------------------------------------------------------------------------------
Michael T. Toomey                              -               51,600                *
----------------------------------------------------------------------------------------
Donald M. Wilson                               -               12,500                *
----------------------------------------------------------------------------------------
Directors and Officers as a Group      2,056,545              176,945             16.80%
(7 persons)
----------------------------------------------------------------------------------------

*    Less than 1% of Wilmar's outstanding shares of common stock.

/(1)/ All percentages are based on 13,294,760 shares outstanding on March 29, 1999. If a person holds options that are currently exercisable or exercisable within 60 days, the number of shares underlying the options are considered outstanding and beneficially owned for the purpose of computing that person's percentage ownership. Such shares are not considered outstanding for the purpose of computing the beneficial ownership of others listed in the table.

/(2)/ Includes 38,000 shares of common stock held by the William S. Green
      Irrevocable Sibling Trust dated December 31, 1998, but excludes 43,009 shares of common stock held by Green Family Associates, L.P. Mr. Green disclaims beneficial ownership of the shares held by Green Family Associates, L.P.

/(3)/ This information is based upon the Schedule 13G/A filed February 16, 1999 with the Securities and Exchange Commission by RCM Capital Management LLC, which is located at 4 Embarcadero Center, Suite 3000, San Francisco, California 94111.

/(4)/ This information is as of December 31, 1998 and is based on available public information. The Kaufman Fund is located at 140 East 45th Street, 43rd Floor, New York, New York 10017.

/(5)/ This information is as of December 31, 1998 and is based on available public information. E.M. Warburg, Pincus & Co. is located at 466 Lexington Avenue, 10th Floor, New York, New York 10017.

/(6)/ This information is based upon the Schedule 13G filed February 12, 1999 filed with the Securities and Exchange Commission by The TCW Group, Inc., which is located at 865 South Figueroa Street, Los Angeles, California 90017.

/(7)/ Includes 43,009 shares of common stock held by Green Family Associates, L.P., of which Mr. Gross is an officer of its general partner, ALA Green Corporation.

                      E X E C U T I V E   O F F I C E R S
--------------------------------------------------------------------------------

Wilmar's executive officers currently are:

------------------------------------------------------------------------------
       NAME          AGE                        POSITION
------------------------------------------------------------------------------
William S. Green     40   Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------
Michael J. Grebe     41   Executive Vice President and Chief Operating Officer
------------------------------------------------------------------------------
Fred B. Gross        61   Vice President-Corporate Development and Secretary
------------------------------------------------------------------------------
Michael T. Toomey    34   Chief Financial Officer and Treasurer
------------------------------------------------------------------------------

Biographical information about Messrs. Green and Gross can be found on page 4; we have provided information about Messrs. Grebe and Toomey below:

Michael T. Toomey       Mr. Toomey has served as Wilmar's Chief Financial
                        Officer and Treasurer since October 1992. From October
                        1986 until October 1992, he was an accountant with the public accounting firm of Fishbein & Company, P.C. Mr.
                        Toomey is a certified public accountant.

Michael J. Grebe        Mr. Grebe joined Wilmar in November of 1998 as Executive
                        Vice President and Chief Operating Officer. Mr. Grebe previously served as a Group Vice President of Airgas, Inc. where he was employed from April 1986 though
                        November 1998. Mr. Grebe has served in the distribution industry since 1985.

         E X E C U T I V E   O F F I C E R S   C O M P E N S A T I O N
--------------------------------------------------------------------------------

                          SUMMARY COMPENSATION TABLE

The following table shows, for the last three fiscal years, the cash and other compensation paid to Wilmar's Chief Executive Officer and Wilmar's three other most highly compensated executive officers.


------------------------------------------------------------------------------------------
                                       ANNUAL COMPENSATION          LONG TERM
                                                                   COMPENSATION
                                       ---------------------------------------------------
                                                            SECURITIES
NAME                             YEAR   SALARY     BONUS    UNDERLYING      ALL OTHER
                                                             OPTIONS    COMPENSATION/(1)/
------------------------------------------------------------------------------------------
William S. Green                 1998   $245,111   $ - 0 -      10,050              $3,677
President and Chief Executive    1997   $229,031   $ - 0 -      10,125              $3,435
 Officer                         1996   $218,186   $ - 0 -           -              $2,805
------------------------------------------------------------------------------------------
Michael J. Grebe /(2)/           1998   $ 26,923   $ - 0 -     100,000              $- 0 -
Executive Vice President and
 Chief Operating Officer
------------------------------------------------------------------------------------------
Fred B. Gross                    1998   $120,730   $ 8,000      10,050              $3,018
Vice President, Corporate        1997   $112,809   $ - 0 -       5,125              $2,820
 Development and Secretary       1996   $107,536   $ - 0 -      17,045              $2,805
------------------------------------------------------------------------------------------
Michael T. Toomey                1998   $103,670   $13,500      10,050              $2,704
Chief Financial Officer          1997   $102,345   $ - 0 -       5,125              $2,371
                                 1996   $ 80,600   $ - 0 -      17,045              $2,255
------------------------------------------------------------------------------------------

(1) "All Other Compensation" consists of amounts matched by Wilmar under its 401(k) Plan.

(2) Wilmar has employed Mr. Grebe since November 1998. Under his employment agreement, his annual base salary is $200,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table includes information on option grants during the 1998 fiscal year to the executive officers named in the Summary Compensation Table.


----------------------------------------------------------------------------------------
                                                              POTENTIAL REALIZABLE VALUE
                                                               AT ASSUMED ANNUAL RATES
                                                                   OF STOCK PRICE
                                INDIVIDUAL GRANTS (1)          APPRECIATION FOR OPTION
                                                                      TERM (2)
                     -------------------------------------------------------------------
                                PERCENT OF
                                  TOTAL
                                 OPTIONS
                     OPTIONS    GRANTED TO   EXERCISE   EXPIRATION
NAME                 GRANTED    EMPLOYEES      PRICE       DATE         5%         10%
----------------------------------------------------------------------------------------
William S. Green      10,000         3.55%    $21.00      3/5/08    132,070     334,690
                          25         0.01%    $21.00     3/12/08        330         840
                          25         0.01%    $22.13      5/5/08        350         880
----------------------------------------------------------------------------------------
Michael J. Grebe     100,000        35.53%    $17.25     11/5/08  1,084,840   2,749,210
----------------------------------------------------------------------------------------
Fred B. Gross         10,000         3.55%    $21.00      3/5/08    132,070     334,690
                          25         0.01%    $21.00     3/12/08        330         840
                          25         0.01%    $22.13     5/5/008        350         880
----------------------------------------------------------------------------------------
Michael T. Toomey     10,000         3.55%    $21.00      3/5/08    132,070     334,690
                          25         0.01%    $21.00     3/12/08        330         840
                          25         0.01%    $22.13      5/5/08        350         880
----------------------------------------------------------------------------------------

(1) Except as otherwise noted, options were granted pursuant to the Stock Option Plan. The options expire on the tenth anniversary of the date of grant. In general, options terminate (a) at any time the optionee's employment is terminated by Wilmar for cause or a voluntary termination of employment by the employee, or (b) one year following the death or disability of the employee. Options granted under the Stock Option Plan are not assignable or otherwise transferrable except by will or the laws of descent and distribution.

(2) The dollar amounts under these columns reflect the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. These dollar amounts are not intended to forecast future appreciation of Wilmar's stock price. The Named Executive Officers will not benefit unless Wilmar's stock price increases above the exercise price. Any gain to the Named Executive Officers resulting from an increase in Wilmar's stock price would benefit all shareholders.

                AGGREGATED OPTION EXERCISED DURING FISCAL 1998
                          AND FISCAL YEAR END VALUES

The following table shows the exercise of stock options in fiscal 1998 and the number and value of options held as of December 25, 1998 by the executive officers named in the Summary Compensation Table.


------------------------------------------------------------------------------------------------------------
                      NUMBER                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                     OF SHARES                  UNDERLYING UNEXERCISE          IN-THE-MONEY OPTIONS AT
                     ACQUIRED     VALUE       OPTIONS AT FISCAL YEAR END           FISCAL YEAR END
                       UPON      REALIZED   ----------------------------------------------------------------
                     EXERCISE      UPON
       NAME          OF OPTION   EXERCISE   EXERCISABLE  UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
William S. Green                                 20,000            175     $ 46,250                 $    465
------------------------------------------------------------------------------------------------------------
Michael J. Grebe                                     --        100,000           --                 $287,500
------------------------------------------------------------------------------------------------------------
Fred B. Gross                                    54,245         32,375     $621,730                 $512,282
------------------------------------------------------------------------------------------------------------
Michael T. Toomey        18,000   $188,376       33,400        36, 575     $315,593                 $579,041
------------------------------------------------------------------------------------------------------------



                             EMPLOYMENT AGREEMENTS

William S. Green entered into an employment agreement with Wilmar in March 1995. Under the terms of the agreement, Mr. Green will serve as Wilmar's President and Chief Executive Officer until March 1, 2001, unless earlier terminated by Wilmar. His annual base salary is $200,000, subject to adjustment, and an annual bonus upon achieving specified financial targets set by the Compensation Committee. The agreement contains certain non-competition and related provisions.

Fred B. Gross entered into an employment agreement with Wilmar in March 1996. The term of the agreement expires in April 1999, but is renewed automatically for successive one-year terms unless terminated by either party. The agreement provides that Mr. Gross will receive an annual base salary of not less than $107,500. The agreement contains certain non-competition and related provisions.

      J O I N T   R E P O R T   O F   T H E   C O M P E N S A T I O N
C O M M I T T E E   A N D   T H E   S T O C K   O P T I O N   C O M M I T T E E
--------------------------------------------------------------------------------

The Board of Directors created the Compensation Committee and the Stock Option Committee to have responsibility for implementing and administrating Wilmar's compensation policies and programs for its executive officers.

The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer and Wilmar's other executive officers. Mr. Green does not participate in the approval of his compensation. The Stock Option Committee is responsible for determining which executives, including the Chief Executive Officer, will be granted stock options and the size of such grants.

COMPENSATION POLICIES

Wilmar's compensation policies for executive officers are designed to:

(a) provide competitive compensation packages that will attract and retain superior executive talent,
(b) link a significant portion of compensation to financial results, so as to reward successful performance, and
(c) provide long-term equity compensation, to further align the interests of the executive officers with those of Wilmar's shareholders and further reward successful performance.

The principal components of Wilmar's executive officer compensation program are base salary, annual cash incentive awards and grants of stock options.

Base salary levels for Wilmar's executive officers are reviewed on an annual basis by the Compensation Committee and are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the position's complexity, responsibility and need for special expertise. Individual salaries also take into account individual experience and performance.

The annual cash incentive award for 1998 was based on individual responsibility and contribution to the Company's performance.

Wilmar granted stock options to its executive officers in 1998. The issuance of stock options was based on Wilmar meeting certain earnings targets established by the Board of Directors.

LONG-TERM COMPENSATION

The Stock Option Committee annually considers the desirability of granting stock options to Wilmar's officers and other employees. The objective of the Stock Option Plan is to align senior management and shareholder long-term interests by creating a strong and direct link between the executive's accumulation of wealth and shareholder return to enable executives to develop and maintain a significant, long-term stock ownership position in Wilmar's common stock. Individual grants of stock options under the Stock Option Plan are based upon individual performance. The Stock Option Committee believes that its past grants of stock options have successfully focused Wilmar's executive officers and other members of senior management on building profitability and shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

In determining the compensation of Mr. Green, the Compensation Committee has taken into consideration pay levels of chief executive officers of other companies, his contributions to the profitable growth and increased return on equity over the past several years and Mr. Green's overall management strengths and business acumen. It noted that the earnings per share, assuming dilution, of Wilmar's common stock increased 33% over last year and the return to shareholders, as measured by the December 25, 1998 closing price of Wilmar's common stock, has increased 83% from the IPO price of $11.00 per share. Mr. Green's total annual compensation increased 7% over the same period. The Compensation Committee and the Stock Option Committee determined that Mr. Green should be granted additional options since Wilmar had achieved the earnings target established by the Board of Directors. Therefore, Mr. Green was granted stock options to purchase 10,000 shares of common stock in March 1998.



Respectfully submitted by the Compensation Committee

William S. Green
Ernest K. Jacquet
Donald M. Wilson

and the Stock Option Committee

Ernest K. Jacquet
Donald M. Wilson

                       P E R F O R M A N C E  G R A P H
--------------------------------------------------------------------------------

The performance graph below compares the percentage change in the cumulative shareholder return of Wilmar from January 24, 1996 through December 25, 1998 with the percentage change in the cumulative total return over the same period on (I) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and (ii) Russell 2000 Index. Wilmar has chosen the Russell 2000 Index as an index of issuers with similar market capitalization because we do not believe we can reasonably identify a peer group or applicable published industry or line-of-business index. Those industry or line-of-business indices are comprised primarily of either retailers or manufacturers whose business is not substantially similar to Wilmar's and are of substantially greater market capitalization. In addition, most of Wilmar's competitors are smaller, privately held companies.

This graph assumes an initial investment of $100 on January 24, 1996 in each of Wilmar common stock, the Nasdaq Index and the Russell 2000 Index.

                             [CHART APPEARS HERE]

                                              NASDAQ
Measurement Date    Wilmar Industries    Stock Market - US    Russell 2000

    01/24/96                100                 100                100

    12/27/96                198                 123                116

    12/26/97                202                 151                143

    12/25/98                183                 212                142


*  $100 INVESTED ON 1/24/96 IN STOCK OR ON 12/31/95
   IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

                      O T H E R    I N F O R M A T I O N
--------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

On April 29, 1996, Wilmar entered into an operating lease agreement with 804 Eastgate Associates, LLC, an entity owned by William S. Green, Fred B. Gross and an unrelated third party, pursuant to which Wilmar leases approximately 70,000 square feet for a warehouse and customer service center in Mount Laurel, New Jersey. The minimum monthly rent is $24,052 from January 1, 1997 through May 31, 2001; from June 1, 2001 through the end of the lease term, the rent will increase based on the Consumer Price Index. Wilmar pays, as additional rent, all real estate taxes and assessments, all utilities and insurance premiums for casualty insurance and any other public liability insurance relating to the premises. Under the terms of the lease, Wilmar is solely responsible for the costs of maintenance, operation and repair of the property. The lease expires on May 31, 2006. Wilmar believes that the terms of the lease are no less favorable to it than could be obtained from an unaffiliated third party. Wilmar paid rent under this lease of approximately $289,000 in fiscal 1998.

Wilmar's headquarters in Moorestown, New Jersey, is leased to us by William S. Green. Under the lease dated March 1, 1994, and amended March 7, 1995, Wilmar rents approximately 12,500 square feet at an annual minimum rent of $137,500. Wilmar pays, as additional rent, all real estate taxes and assessments, all utilities and insurance premiums for casualty insurance and any other public liability insurance relating to the premises. Under the terms of the lease, Wilmar is solely responsible for the costs of maintenance, operation and repair of the property. The lease expires on February 28, 2004 and does not contain any renewal terms. Wilmar believes that the terms of the lease are no less favorable to it than could be obtained from an unaffiliated third party. Wilmar paid rent under this lease in the amount of $137,500 in fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

COMPLIANCE UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of Wilmar's common stock to file certain reports with the Securities and Exchange Commission.

Based on our review of information provided by persons subject to the Section 16 filing requirements, we believe that all required filings were made on a timely basis.

EXPENSES OF SOLICITATION

The expense of soliciting proxies for the Annual Meeting will be paid for by Wilmar. Following the original mailing of the proxies and other soliciting materials, Wilmar officers, employees and/or agents may also solicit proxies by mail, telephone, facsimile or in person. We will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and seek instructions for the exercise of proxies. In such cases, Wilmar, upon the request of the record holders, will reimburse such holders for their reasonable expense.

ACCOUNTANTS

Deloitte & Touche LLP served as our independent public accountants for the 1998 fiscal year. We have selected Deloitte & Touche LLP to serve as our independent public accountants for the 1999 fiscal year. We have requested that a representative of Deloitte & Touche LLP attend the Annual Meeting. The representative will have an opportunity to make a statement, if they wish, and will be available to respond to appropriate shareholders' questions.

PROPOSALS FOR NEXT YEAR'S MEETING

Any eligible shareholder who wishes to submit a proposal for presentation at our 2000 Annual Meeting must submit the proposal not later than December 23, 1999, to Wilmar Industries, Inc., 303 Harper Drive, Moorestown, New Jersey 08057,
Attention: Secretary, for inclusion, if appropriate, in our proxy statement and form of proxy relating to our 2000 Annual Meeting.

                            WILMAR INDUSTRIES, INC.

             Proxy for Annual Meeting of Stockholders May 27, 1999

        The undersigned hereby appoints William S. Green and Fred B. Gross as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Common Stock of Wilmar Industries, Inc. (the "Company") held of record by the undersigned on March 29, 1999, at the Annual Meeting of Stockholders to be held on May 27, 1999 or any adjournment thereof.

                        [To Be Signed on Reverse Side.]

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                            WILMAR INDUSTRIES, INC.


                                 May 27, 1999


                                       \/ Please Detach and Mail in the Envelope Provided \/

    Please mark your
[X] votes as in this
    example.

                     WITHHOLD AUTHORITY
                  to vote for all nominees
1. Election  FOR       listed at right                                                                      FOR   AGAINST  ABSTAIN
   of        [_]             [_]           Nominees:  Ernest K. Jacquet   2. To approve the amendment to    [_]     [_]      [_]
   Directors                                          Donald M. Wilson       Wilmar Industries, Inc.'s
                                                                             Amended and Restated 1995
For all nominees listed (except as marked to the                             Stock Option Plan pursuant
contrary below)                                                              to which additional shares
                                                                             of common stock will be
                                                                             reserved for issuance.
-----------------------------------
                                                                          3. In their discretion, upon such other business as may
                                                                             properly come before the Annual Meeting or any
                                                                             postponement or adjournment thereof.

                                                                          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                          DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                          VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                          STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                                                                          VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE
                                                                          AMENDMENT TO THE AMENDED AND RESTATED 1995 STOCK OPTION
                                                                          PLAN.

                                                                          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                                                                          URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                          PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.

SIGNATURE ______________________________________________________________________________   DATE ___________________________________
NOTE: Please sign exactly as name or names aappears on stock certificate hereon.